CONFIDENTIAL TREATMENT REQUEST
                                            [ * ] INDICATES INFORMATION THAT HAS
                                                      BEEN OMITTED PURSUANT TO A
                                              CONFIDENTIAL TREATMENT REQUEST AND
                                           THIS INFORMATION HAS BEEN FILED UNDER
                                              SEPARATE COVER WITH THE COMMISSION


                      CATCHER(TM) DEVICE FINDER'S AGREEMENT

        This Finder's Agreement ("AGREEMENT") is entered into this __ day of September, 2005 (the "EFFECTIVE DATE") by and between Innerwall, Inc., a Delaware corporation with principal offices at 2060 Briargate Pkwy., Colorado Springs, CO 80920 ("INNERWALL"), and Catcher, Inc., a Delaware corporation with principal offices at 39526 Charlestown Pike, Hamilton, VA 20158 ("Catcher"). Catcher and Innerwall are sometimes individually referred to as a "party" and collectively referred to as the "parties."

                                   RECITALS:

        WHEREAS, Catcher desires to appoint Innerwall as a non-exclusive finder of customers for the Catcher(TM) device and to pay Innerwall a finder's fee for such services in accordance with the terms of this Agreement; and

        WHEREAS, Innerwall desires to perform services for Catcher as a finder of customers for the Catcher(TM) device in accordance with the terms of this Agreement;

        NOW, THEREFORE, based upon the foregoing premises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties hereby agree as follows:

1. DEFINITIONS. The following terms, when used with initial capital letters will have the meaning set forth below unless the clearly context requires otherwise:

        (a) "BUSINESS RELATIONSHIP" will mean, and be deemed to be established by, the communication of a request for proposal, quotation or information, bid, or other similar communications with respect to the sale or purchase, or the prospective sale or purchase, of the Catcher(TM) device.

        (b) "CATCHER(TM) DEVICE" will mean the communications and telemetry computing hand-held device for emergency responses sold by Catcher, as well as accessories therefor, that Catcher may make available from time to time, all as listed in the most current price list issued by Catcher.

        (c) CONFIDENTIAL INFORMATION" will mean all proprietary information possessed by a party relating to its business activities and plans, including without limitation, financial and cost information, information relating to the party's technology, trade secrets, manufacturing methods, marketing, business plans, customers, products, services, and employees, as well as the provisions of this Agreement, that a party may provide to the other party or about which the other party may learn in connection with this Agreement, EXCEPT THAT, "Confidential Information" will not include any information that: (i) can be clearly demonstrated by a party by written evidence to have been known by it prior to beginning its relationship with the other party; (ii) is or becomes generally available to the public through no fault of such party; (iii) is obtained by such party in good faith from a third party who discloses such information to such party on a non-confidential basis without violating any obligation of confidentiality or secrecy


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

relating to the information disclosed; or (iv) can be clearly demonstrated to have been independently developed by such party without access to Confidential Information.

        (d) "CATCHER DISTRIBUTOR PARTNERS" will mean resellers, distributors, value-added resellers, systems integrators and OEM licensees or other entities, other than Innerwall, each of which purchase the Catcher(TM) device solely from Catcher for internal use or resale to End Users.

        (e)     "CUSTOMERS" will mean Catcher Distributor Partners and End
Users.

        (f) "END USER" will mean a person or entity, including governmental and institutional entities, which obtain the Catcher(TM) device solely from a Catcher Distributor Partner for its own use and not for resale.

        (g) "FINDER'S FEE" will mean the fee earned by Innerwall for its finder's services solely as set forth in paragraph 3 of this Agreement.

        (h) "INNERWALL REGISTERED CUSTOMER" will mean a potential customer, the name and Innerwall contacts for which are submitted in writing by Innerwall to Catcher, and accepted in writing by Catcher as a new potential Catcher business opportunity, entitling Innerwall to a Finder's Fee if the conditions of paragraph 3 are met.

        (i) "NET SELLING PRICE" will mean the invoice price at which Catcher sells the Catcher(TM) device, less: the actual cost of freight charges or of freight absorption separately stated on the invoice; all discounts, allowances and rebates; associated fees and commissions; duties and taxes on sale, transportation or delivery separately stated on the invoice (unless in the nature of a value added tax, which need not be separately stated); credit and cash refunds for returned goods; and allowances for damaged, obsolete or defective goods.

        (j) "ORDER" will mean a firm order for Catcher(TM) devices from a Catcher Distributor Partner placed with Catcher or a firm order for Catcher(TM) devices from an End User placed with a Catcher Distributor Partner during the Term.

        (k) "TERRITORY" will mean the any country in the world where Catcher (or a subsidiary or affiliate sells the Catcher(TM) device to Catcher Distributor Partners.

        (l) "TERM" will mean the Initial Term and any Renewal Term (both as defined in paragraph 5).

        (m) "SALES REPORT" will mean Catcher's report to Innerwall identifying sales to Customers for which Innerwall earns a Finder's Fee, such report to include the name and address of Customer (if Catcher has such information and is permitted to release it), the number of units of the Catcher(TM) device sold to such Customer and the Finder's Fee earned during the period covered by the report.

2.      APPOINTMENT AND SERVICES.

        Innerwall is hereby appointed a non-exclusive finder to find within the Territory Customers to purchase from Catcher or a Catcher Distributor Partner, as the case may be, Catcher(TM) devices. If the Customers are End Users, Catcher will recommend to Innerwall the names of Catcher Distributor Partners that may be willing to sell the Catcher(TM) device to such End Users; PROVIDED THAT, Catcher will have no


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

responsibility to find a Catcher Distributor Partner for such purpose. In performing its services under this Agreement, Innerwall will not interfere with the existing business relationships between or among Catcher, a Catcher Distributor Partner and an End User or engage in any unfair or unlawful trade practice.

3.      FINDER'S FEE.

        (a) FINDER'S FEE. Innerwall will earn a Finder's Fee equal to [ * ] ([ * ]%) percent of the Net Selling Price of Catcher(TM) devices that are sold by Catcher during the Term (i) to a Catcher Distributor Partner that submits as its first Order to Catcher an Order from an Innerwall Registered Customer, or
(ii) to a Catcher Distributor Partner for resale to an End User that submits as its first Order to such Catcher Distributor Partner an Order from an Innerwall Registered Customer. For the avoidance of doubt, Innerwall will not earn a second Finder's Fee in respect of any purchase or resale of the Catcher(TM) device that is made by Innerwall to an Innerwall registered customer.

                (i) CONDITIONS TO FINDER'S FEE. The payment of the Finder's Fee is absolutely conditioned upon each of the following: (1) Innerwall not being in material default of its obligations under this Agreement; (2) the customer is an Innerwall Registered Customer; and (3) Catcher having received full payment for the Catcher(TM) devices sold to such Catcher Distributor Partner at the time that the Finder's Fee is due.

                (ii) NO OBLIGATION TO SELL. Notwithstanding anything in this Agreement to the contrary, neither Catcher nor a Catcher Distributor Partner will have an obligation to accept an order for the Catcher(TM) device from any Customer.

        (b) SUNSET PROVISION. If a Customer with respect to which Innerwall is due a Finder's Fee under this Agreement does not purchase Catcher(TM) devices for a period of six (6) months or more, no further Finder's Fee will be due to Innerwall under this Agreement with respect to such Customer.

4.      SALES REPORT AND PAYMENT OF FINDER'S FEE.

        (a) SALES REPORT. Catcher will provide Innerwall with a Sales Report within 30 days after the end of each calendar quarter. The information contained in each Sales Report will be based upon the activity in the previous calendar quarter. The information in the Sales Report will deemed correct unless Innerwall protests the accuracy of such information in detail within 10 days after receipt of the Sales Report. Catcher will pay the uncontested portion of the Finder's Fee due to Innerwall for the prior quarter within 30 days after issuing the Sales Report.

        (b) AUDIT. Innerwall may, at its sole cost and expense and at any reasonable time during the Term but no more than once each fiscal quarter during the Term and with no less than seven (7) days' prior written notice, request and gain access to Catcher's premises during normal business hours subject to Catcher's security procedures, for the limited purpose of conducting an audit to determine and verify that Catcher is in compliance with it's obligations to pay the Finder's Fee. The audit will be restricted in scope, manner and duration to that reasonably necessary to achieve its purpose and may not, in any event, disrupt Catcher's operations. Catcher will promptly contest (in accordance with paragraph 10) any findings of the audit that it believes are not grounded in verifiable fact and will promptly pay all underpayments revealed by the audit that it does not contest.


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

5.      TERM AND TERMINATION.

        (a) TERM. Unless earlier terminated, the initial term of this Agreement is three (3) years from the Effective Date (the "Initial Term"). The Initial Term will automatically renew for an unlimited number of successive one-year terms (each a "Renewal Term"); PROVIDED, HOWEVER, that in any Renewal Term, either party may terminate this Agreement by giving at least 60 days' advance written notice of termination with or without cause for any reason or no reason.

        (b) TERMINATION. Either party may terminate this Agreement at any time immediately upon written notice to the other party if the other party is in material default of this Agreement. A party is in material default of this Agreement if it (i) files or has filed against it a petition in bankruptcy, makes a general assignment for the benefit of its creditors, has a receiver or trustee appointed for its business, properties or assets, or ceases to do business in the ordinary course, or (ii) fails to perform any of its material duties or obligations under this Agreement, and does not undertake to substantially cure and, in fact, substantially cure, the default within 30 days after written notice of such default is given to the defaulting party. In addition, a party may immediately terminate this Agreement without an opportunity for cure upon a breach of its representation in paragraph 3(b) or a breach of an obligation in paragraph 9(a).

        (c) EFFECT OF TERMINATION. A Finder's Fee may be earned under this Agreement only for as long as the Agreement remains in effect. Upon the expiration or earlier termination of this Agreement, Catcher will have no further obligation or liability to pay Innerwall a Finder's Fee with respect to sales of the Catcher(TM) device made by Catcher or a Catcher Distributor Partner after such expiration or earlier termination. Catcher's obligation to pay a Finder's Fee with respect to sales of the Catcher(TM) device made prior to such expiration or earlier termination will survive such expiration or earlier termination.

6.      WARRANTIES AND REPRESENTATIONS.

        (a) AUTHORITY. Each party represents and warrants to the other party that it has the full right, power and authority to enter into this Agreement and to carry out its obligations under this Agreement.

        (b) STATEMENTS BY INNERWALL. Innerwall will not make any warranty, representation or guarantee to any person, either orally or in writing, in the name of or on behalf of Catcher. Innerwall will not make or publish any technical description of the Catcher(TM) device, including features and specifications, beyond the description published by Catcher.

7.      INDEMNIFICATION.

        (a) INDEMNITY BY CATCHER. Subject to the liability, remedy and damage limitations set forth in this Agreement, Catcher will indemnify and hold harmless Innerwall and its parent and affiliates, its and their successors and assigns and its and their shareholders, officers, directors, agents, employees and contractors, (collectively, the "Innerwall Indemnitees") from and against any and all loss or liability of any nature whatsoever cognizable at law (collectively, "Losses") resulting from third-party claims (including governmental entities) against an Innerwall Indemnitee, that may be asserted against the Innerwall Indemnitee by such third party, arising out of the breach by Catcher of its warranty, representation or obligations under this Agreement.

        (b) INDEMNITY BY INNERWALL. Subject to the liability, remedy and damage limitations set forth in this Agreement, Innerwall will indemnify and hold harmless Catcher and its parent and affiliates, its and their successors and assigns and its and their shareholders, officers, directors, agents, employees and contractors, (collectively, the "Catcher Indemnitees") from and against any and all Losses resulting


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

from third-party claims (including governmental entities) against a Catcher Indemnitee, that may be asserted against the Catcher Indemnitee by such third party, arising out of the breach by Innerwall of its warranties, representations or obligations under this Agreement.

        (c) PROCESSING INDEMNITY CLAIMS. Whenever a third party makes a claim indemnified hereunder against a Catcher Indemnitee or Innerwall Indemnitee (the "Indemnified Party," as the case may be), upon receipt of such claim, the Indemnified Party will promptly give to the other party (the "Indemnifying Party") notice thereof and will, at no out-of-pocket expense to the Indemnified Party, cooperate with the Indemnifying Party with respect to the investigation and defense or settlement of such matter. The Indemnifying Party will, at it's expense, including reasonable attorneys' fees, defend an Indemnified Party against claims for Losses, whether or not frivolous, that may be asserted against an Indemnified Party by such third party, The Indemnified Party shall have the right, without affecting its indemnity hereunder, to participate in the administration, defense and settlement of such matter at its own cost and expense and with counsel of its own choosing, but the Indemnifying Party will have the right in its sole, absolute, discretion to control such administration, defense and settlement in all aspects. The Indemnifying Party will have the sole, absolute right to settle the indemnified claim solely for money to be paid wholly by the Indemnifying Party. Any other settlement may be offered or made only with the prior written consent of the Indemnified Party, and the indemnified claim may, in all events, be settled only upon obtaining a full and unconditional release of the Indemnified Party.

8.      LIMITATION OF LIABILITY.

        UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER, UNDER ANY LEGAL THEORY, FOR INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, LIQUIDATED OR CONSEQUENTIAL DAMAGES, (INCLUDING CONSEQUENTIAL DAMAGES ALLEGED BY A THIRD PARTY AND INDEMNIFIED BY EITHER PARTY UNDER THIS AGREEMENT), LOSS OF PROFITS OR OTHER ECONOMIC LOSS, SUSTAINED BY EITHER PARTY OR BY ANY OTHER PERSON, IN CONNECTION WITH THIS AGREEMENT, WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THE DAMAGES. THE ESSENTIAL PURPOSE OF THIS PARAGRAPH 8 IS TO LIMIT THE POTENTIAL LIABILITY OF INNERWALL AND CATCHER ARISING OUT OF THIS AGREEMENT.

9.      CONFIDENTIALITY.

        (a) CONFIDENTIALITY. During the Term and thereafter, each party will take all reasonable steps to safeguard the confidentiality of, and proprietary rights to, the Confidential Information of the other party (each, a "DISCLOSING PARTY") which may be disclosed to a party (each, a "RECIPIENT") under this Agreement or to which a party has access as a result of this Agreement. Without the prior written consent of the disclosing party, no recipient may (a) use the Confidential Information for its own benefit or the benefit of any third party, or (b) disclose the Confidential Information to any third party. If a recipient is issued a subpoena or court order requiring disclosure of Confidential Information, it will provide the disclosing party notice and an opportunity to contest the subpoena or court order. Innerwall acknowledges that Catcher may disclose the terms of this Agreement to the extent Catcher determines that they are required to be disclosed under applicable securities laws.

        (b) INJUNCTIVE RELIEF. The parties acknowledge that should it breach or threaten breach of any of its covenants in paragraph 9(a), the non-breaching party will be immediately and irreparably harmed and will be entitled to the entry of restraining orders and injunctions, whether preliminary, mandatory, temporary, or permanent, against a violation, threatened or actual, and whether or not


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

continuing, of such obligation preventing the breaching party from further breaching such covenants without any further or more particularized showing of irreparable injury and without the need to post bond or other security. Such an injunction may be applied for before any Court having jurisdiction thereof. In any such proceeding, the non-breaching party will be entitled to recover any damages it suffers as a result of the breach, including the recovery of any costs and reasonable attorneys' fees incurred in enforcing the its rights. The provisions of paragraph 9 will survive the expiration or earlier termination of this Agreement.

10.     MANDATORY BINDING ARBITRATION.

        Except as provided in the last sentence of this paragraph 10, any and all claims and controversies arising out of or relating to this Agreement, including the scope of this paragraph 10, or the breach or enforcement of this Agreement, or any aspect of the relationship between the parties, whether such claims are common law or statutory, including claims asserting violations of the antitrust or racketeering laws, will be settled by final, binding arbitration exclusively in, the state of Virginia. The arbitration will be heard before one arbitrator to be chosen in accordance with the commercial rules of the American Arbitration Association. As an exception to the foregoing, legal actions may be commenced for injunctive relief of any nature as required to enforce a party's rights as described under this paragraph 10.

        (a) GOVERNING LAW. Except as set forth in the following sentence of this paragraph 10(a), the execution, interpretation and performance of this Agreement will be governed by the internal laws of the State of Virginia, without regard to that State's conflict-of-laws principles. Notwithstanding the foregoing, in respect of claims for indemnification of third-party claims: (i) the rights and obligations of the parties will be governed by the same body of law as applies to the determination of the principal claim for which indemnification is sought; and (ii) the parties hereby irrevocably consent to the personal jurisdiction of any court in which any such third-party claim is commenced or pending. The purpose of this provision is to avoid inconsistent adjudications. The arbitrator will not have the power to alter, modify, amend, add to or subtract from any term or provision of this Agreement, or to award remedies expressly prohibited or limited by this Agreement, or to grant injunctive relief, including interim relief, of any nature. In all other respects, the commercial rules of the American Arbitration Association will govern the arbitration. The decision of the arbitrator will be final and binding.

        (b) DECISION. The arbitrator's decision will be in writing and must provide a reasoned basis for the resolution of each dispute and for any award. The arbitrators will not have power to award damages in connection with any dispute in excess of actual compensatory damages and will not multiply actual damages or award consequential or punitive damages of any nature or award any other damages that are excluded under this Agreement, notwithstanding anything to the contrary in Virginia or other applicable law.

        (c) EXPENSES. Each party will bear its own fees and expenses with respect to the arbitration and any related proceeding, and the parties will share equally the fees and expenses of the American Arbitration Association and the arbitrator.

        (d) JURISDICTION. Judgment on the award of the arbitrators may be entered and enforced by any court having jurisdiction to do so. The parties hereby irrevocably consent to the personal jurisdiction of any court in which:
(i) this arbitration provision is not enforceable as a matter of law as to a particular claim brought by one party against the other; (ii) an action to enter judgment and to enforce the award of the arbitrator is commenced or pending;
(iii) a third-party claim pursuant to paragraph 7 is commenced or pending; and
(iv) an application for injunctive relief permitted by paragraph 10 is commenced or pending.


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

11.     MISCELLANEOUS.

        (a) ASSIGNMENT. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written approval of the non-assigning party. Notwithstanding the foregoing, a party may assign this Agreement to any acquirer of all or of substantially all of the party's equity securities, assets, or business relating to the subject matter of this Agreement, except to a direct competitor of the other party. Any attempted assignment in violation of this paragraph 11(a) will be void and without effect. Subject to the foregoing, this Agreement will benefit and bind the parties' successors and assigns.

        (b) NOTICES. All notices between the parties will be in writing and will be deemed to have been given if personally delivered or sent by certified or registered mail (return receipt) or telecopy to the addresses first set out above, or the other address as is provided by notice as set forth herein. Notices will be deemed effective upon receipt or, if delivery is not affected by reason of some fault of the addressee, when tendered.

        (c) RELATIONSHIP OF THE PARTIES. Each party is an independent contractor in the performance of this Agreement, is solely responsible for all of its employees and agents and its costs and expenses arising in connection with this Agreement. Neither party nor its agents or employees are the agents or representatives of the other party for any purpose and neither party has the power or authority as agent, employee or in any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of the other party for any purpose whatsoever. Without limiting the generality of the foregoing, Innerwall is not, nor shall it hold itself out as, a sales agent or sales representative of Catcher.

        (d) GOVERNING LAW. This Agreement will be governed by the laws of the State of Virginia, without reference to its conflict-of-laws principles.

        (e) SEVERABILITY. In the event that a material provision of this Agreement or the application of such provision to the either party with respect to its respective obligations hereunder is held by a court or other tribunal of competent jurisdiction to be unlawful, invalid, void or unenforceable, this Agreement shall automatically terminate.

        (f) PARAGRAPH HEADINGS. The captions, headings and titles used in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        (g) NO WAIVER. No delay or omission by a party to exercise any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement impairs any the right or power or will be construed to be a waiver of any the right or power. A waiver by a party of any of the covenants, conditions, or agreements to be performed by the other will not be construed to be a waiver of any succeeding breach or of any covenant, condition, or agreement contained in this Agreement. Unless expressly limited, all remedies provided in this Agreement are cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

        (h) ENTIRE AGREEMENT. This Agreement, which includes its recitals, sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels any and all prior agreements and understandings, both oral and written, as well as all contemporaneous oral agreements and understandings between the parties, express or implied, with respect to such subject matter, including without limitation the Joint Marketing and Teaming Agreement effective March 10,


* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

2005. The parties acknowledge that no representations or promises have been made to induce either of them to enter into this Agreement other than as may be specifically set forth herein. This Agreement may be changed only by mutual agreement of the parties in writing.

        (i) COUNTERPARTS. This Agreement may be executed in multiple counterparts, which shall be deemed to be one and the same instrument and each of which shall be deemed enforceable without production of the others.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and delivered by their duly authorized officers, all as of the Effective Date.

INNERWALL, INC.                         CATCHER, INC.

By: /s/ Jim Bitonti                     By:  /s/ Ira Tabankin

Title:  President                       Title: CTO

Date:  September 27, 2005               Date:  September 27, 2005



* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.